Press Release August 8, 2012

HollyFrontier Corporation Reports Second Quarter 2012 Results

Dallas, Texas, August 8, 2012 ‑‑ HollyFrontier Corporation (NYSE-HFC) (“HollyFrontier” or the “Company”) today reported second quarter net income attributable to HollyFrontier stockholders of $493.5 million or $2.39 per diluted share for the quarter ended June 30, 2012, compared to $192.2 million or $1.79 per diluted share for the quarter ended June 30, 2011. For the six months ended June 30, 2012, net income attributable to HollyFrontier stockholders totaled $735.2 million or $3.54 per diluted share compared to $276.9 million or $2.58 per diluted share for the six months ended June 30, 2011.

For the second quarter, net income attributable to our stockholders increased by $301.3 million, or 157% compared to the same period of 2011, principally reflecting increased operating scale due to our July 2011 merger, higher second quarter refining margins as well as sustained differentials between inland and coastal-sourced crude oils. Refinery gross margins were $27.43 per produced barrel, a 28% increase compared to $21.42 for the second quarter of 2011. Production levels averaged approximately 435,000 barrels per day (“BPD”) and crude oil charges averaged approximately 412,000 BPD for the current quarter. Operating expenses for the quarter were $222.7 million or $5.00 per barrel compared to $139.3 million or $5.48 per barrel for the second quarter of last year.

HollyFrontier’s President & CEO, Mike Jennings, commented, “We are extremely pleased with our outstanding second quarter results, reaching near all-time highs. For the quarter, sustained heavy crude oil differentials as well as inland to coastal crude oil differentials helped drive product margins to near record levels. Our crude advantage combined with our increased scale and the efforts of our dedicated employees have put us on track for another milestone year. We believe that the structural crude advantages currently increasing our operating margins will continue to boost our free cash generation as we go forward, allowing us to continue to pay both regular and special dividends and supporting our objective of increasing total shareholder return.”

For the second quarter of 2012, net cash provided by operations totaled $175.6 million. During the period, we paid dividends to shareholders of $123.9 million and repurchased $127.2 million in common stock. Following approval of an additional $350 million stock repurchase program by our Board of Directors in June, we had $410.2 million of remaining stock repurchase authorization under our stock repurchase programs at quarter end. Our combined balance of cash and short-term investments totaled $1.6 billion at June 30, 2012. Our consolidated debt was $1.3 billion and $682.0 million excluding Holly Energy Partners' debt, which is nonrecourse to HollyFrontier. We had no cash borrowings or outstanding principal under our credit facility during the quarter.

The Company has scheduled a webcast conference call for today, August 8, 2012, at 10:00 AM Eastern Time to discuss second quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1007420. An audio archive of this webcast will be available using the above noted link through August 22, 2012.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“bpsd”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 bpsd located in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 44% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended June 30,		Change from 2011
	2012	2011	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$4,806,681	$2,967,133	$1,839,548	62.0%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	3,681,764	2,447,095	1,234,669	50.5
Operating expenses (exclusive of depreciation and amortization)	222,726	139,345	83,381	59.8
General and administrative expenses (exclusive of depreciation and amortization)	32,106	18,682	13,424	71.9
Depreciation and amortization	56,948	31,832	25,116	78.9
Total operating costs and expenses	3,993,544	2,636,954	1,356,590	51.4
Income from operations	813,137	330,179	482,958	146.3
Other income (expense):
Earnings in equity method investments	886	467	419	89.7
Interest income	681	657	24	3.7
Interest expense	(26,942)	(15,193)	(11,749)	77.3
Gain on sale of marketable securities	326	—	326	—
Merger transaction costs	—	(2,316)	2,316	(100.0)
	(25,049)	(16,385)	(8,664)	52.9
Income before income taxes	788,088	313,794	474,294	151.1
Income tax provision	285,718	111,961	173,757	155.2
Net income	502,370	201,833	300,537	148.9
Less net income attributable to noncontrolling interest	8,871	9,598	(727)	(7.6)
Net income attributable to HollyFrontier stockholders	$493,499	$192,235	$301,264	156.7%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$2.40	$1.80	$0.60	33.3%
Diluted	$2.39	$1.79	$0.60	33.5%
Cash dividends declared per common share	$0.65	$0.075	$0.575	766.7%
Average number of common shares outstanding:
Basic	205,727	106,730	98,997	92.8%
Diluted	206,481	107,340	99,141	92.4%
EBITDA	$862,426	$350,564	$511,862	146.0%

	Six Months Ended June 30,		Change from 2011
	2012	2011	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$9,738,419	$5,293,718	$4,444,701	84.0%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	7,868,681	4,431,712	3,436,969	77.6
Operating expenses (exclusive of depreciation and amortization)	464,353	274,088	190,265	69.4
General and administrative expenses (exclusive of depreciation and amortization)	59,634	35,500	24,134	68.0
Depreciation and amortization	113,050	63,140	49,910	79.0
Total operating costs and expenses	8,505,718	4,804,440	3,701,278	77.0
Income from operations	1,232,701	489,278	743,423	151.9
Other income (expense):
Equity in earnings of SLC Pipeline	1,603	1,207	396	32.8
Interest income	1,141	742	399	53.8
Interest expense	(60,257)	(31,397)	(28,860)	91.9
Gain on sale of marketable securities	326	—	326	—
Merger transaction costs	—	(6,014)	6,014	(100.0)
	(57,187)	(35,462)	(21,725)	61.3
Income before income taxes	1,175,514	453,816	721,698	159.0
Income tax provision	426,124	160,972	265,152	164.7
Net income	749,390	292,844	456,546	155.9
Less net income attributable to noncontrolling interest	14,195	15,915	(1,720)	(10.8)
Net income attributable to HollyFrontier stockholders	$735,195	$276,929	$458,266	165.5%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$3.55	$2.60	$0.95	36.5%
Diluted	$3.54	$2.58	$0.96	37.2%
Cash dividends declared per common share	$1.25	$0.15	$1.10	733.3%
Average number of common shares outstanding:
Basic	207,129	106,672	100,457	94.2%
Diluted	207,938	107,286	100,652	93.8%
EBITDA	$1,333,485	$531,696	$801,789	150.8%
Our consolidated financial and operating results reflect the operations of the merged Frontier businesses beginning July 1, 2011.

Balance Sheet Data

	June 30,	December 31,
	2012	2011
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$1,648,446	$1,840,610
Working capital	$2,144,007	$2,030,063
Total assets	$9,382,532	$9,576,243
Long-term debt	$1,295,163	$1,214,742
Total equity	$5,947,625	$5,835,900

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and NK Asphalt and involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel, specialty lubricant products, and specialty and modified asphalt. The petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States and northern Mexico. Additionally, specialty lubricant products produced at our Tulsa West facility are marketed throughout North America and are distributed in Central and South America. NK Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Oklahoma, Kansas, Missouri, Texas and northern Mexico.

The HEP segment involves all of the operations of HEP, which owns and operates logistic assets consisting of petroleum product and crude oil pipelines and terminal, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. Additionally, HEP owns a 25% interest in the SLC Pipeline that serves refineries in the Salt Lake City, Utah area. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended June 30, 2012
Sales and other revenues	$4,795,469	$63,692	$4,411	$(56,891)	$4,806,681
Depreciation and amortization	$43,665	$8,728	$4,762	$(207)	$56,948
Income (loss) from operations	$812,936	$34,554	$(33,756)	$(597)	$813,137
Capital expenditures	$56,262	$5,681	$4,690	$—	$66,633

Three Months Ended June 30, 2011
Sales and other revenues	$2,953,226	$50,940	$153	$(37,186)	$2,967,133
Depreciation and amortization	$23,478	$7,309	$1,252	$(207)	$31,832
Income (loss) from operations	$321,032	$27,692	$(18,040)	$(505)	$330,179
Capital expenditures	$25,152	$11,425	$45,690	$—	$82,267

Six Months Ended June 30, 2012
Sales and other revenues	$9,715,200	$127,207	$8,635	$(112,623)	$9,738,419
Depreciation and amortization	$85,197	$18,587	$9,680	$(414)	$113,050
Income (loss) from operations	$1,228,062	$69,183	$(63,505)	$(1,039)	$1,232,701
Capital expenditures	$101,796	$12,008	$14,216	$—	$128,020

Six Months Ended June 30, 2011
Sales and other revenues	$5,268,318	$95,945	$801	$(71,346)	$5,293,718
Depreciation and amortization	$46,461	$14,544	$2,549	$(414)	$63,140
Income (loss) from operations	$473,136	$51,303	$(34,138)	$(1,023)	$489,278
Capital expenditures	$45,784	$22,900	$87,621	$—	$156,305

June 30, 2012
Cash, cash equivalents and investments in marketable securities	$19	$4,216	$1,644,211	$—	$1,648,446
Total assets	$7,213,749	$988,670	$1,222,787	$(42,674)	$9,382,532
Long-term debt	$—	$613,195	$698,156	$(16,188)	$1,295,163

December 31, 2011
Cash, cash equivalents and investments in marketable securities	$—	$3,269	$1,837,341	$—	$1,840,610
Total assets	$6,280,426	$995,120	$2,421,140	$(120,443)	$9,576,243
Long-term debt	$—	$598,761	$705,331	$(89,350)	$1,214,742

Refining Operating Data

Our refinery operations include the El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries. The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	243,150	110,100	249,710	107,860
Refinery throughput (BPD) (2)	259,250	111,850	266,020	109,290
Refinery production (BPD) (3)	251,870	110,110	260,070	107,050
Sales of produced refined products (BPD)	242,560	112,710	250,810	106,400
Sales of refined products (BPD) (4)	246,130	114,300	255,260	107,390
Refinery utilization (5)	93.5%	88.1%	96.0%	86.3%

Average per produced barrel (6)
Net sales	$118.72	$129.11	$119.38	$122.65
Cost of products (7)	94.16	109.94	98.31	105.53
Refinery gross margin	24.56	19.17	21.07	17.12
Refinery operating expenses (8)	4.63	5.56	4.73	5.76
Net operating margin	$19.93	$13.61	$16.34	$11.36

Refinery operating expenses per throughput barrel (9)	$4.33	$5.60	$4.46	$5.61

Feedstocks:
Sweet crude oil	71%	93%	71%	95%
Sour crude oil	7%	—%	8%	—%
Heavy sour crude oil	16%	5%	15%	4%
Other feedstocks and blends	6%	2%	6%	1%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	46%	38%	46%	37%
Diesel fuels	28%	30%	30%	30%
Jet fuels	10%	8%	9%	8%
Asphalt	2%	5%	2%	5%
Lubricants	5%	10%	5%	11%
Gas oil/intermediates	—%	6%	—%	6%
LPG and other	9%	3%	8%	3%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	92,960	86,080	87,050	78,070
Refinery throughput (BPD) (2)	101,090	94,190	95,740	86,600
Refinery production (BPD) (3)	100,960	93,620	94,010	85,220
Sales of produced refined products (BPD)	98,680	94,340	92,970	87,130
Sales of refined products (BPD) (4)	103,380	98,120	98,250	92,440
Refinery utilization (5)	93.0%	86.1%	87.1%	78.1%

Average per produced barrel (6)
Net sales	$123.25	$126.36	$124.50	$119.35
Cost of products (7)	94.98	104.24	100.33	100.30
Refinery gross margin	28.27	22.12	24.17	19.05
Refinery operating expenses (8)	5.06	5.17	5.81	5.71
Net operating margin	$23.21	$16.95	$18.36	$13.34

Refinery operating expenses per throughput barrel (9)	$4.94	$5.18	$5.64	$5.74

Feedstocks:
Sweet crude oil	4%	4%	2%	4%
Sour crude oil	80%	71%	80%	72%
Heavy sour crude oil	8%	16%	9%	14%
Other feedstocks and blends	8%	9%	9%	10%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	49%	52%	51%	52%
Diesel fuels	40%	32%	38%	33%
Jet fuels	—%	1%	—%	1%
Fuel oil	6%	7%	6%	6%
Asphalt	2%	4%	2%	4%
LPG and other	3%	4%	3%	4%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	75,680	26,840	72,960	26,310
Refinery throughput (BPD) (2)	83,860	28,740	81,300	28,320
Refinery production (BPD) (3)	82,270	28,320	79,730	27,480
Sales of produced refined products (BPD)	80,230	27,600	78,440	27,130
Sales of refined products (BPD) (4)	82,360	27,600	80,840	27,170
Refinery utilization (5)	91.2%	86.6%	87.9%	84.9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$120.97	$128.02	$115.98	$118.62
Cost of products (7)	85.93	99.79	91.24	94.95
Refinery gross margin	35.04	28.23	24.74	23.67
Refinery operating expenses (8)	6.05	6.16	6.30	6.29
Net operating margin	$28.99	$22.07	$18.44	$17.38

Refinery operating expenses per throughput barrel (9)	$5.79	$5.92	$6.08	$6.03

Feedstocks:
Sweet crude oil	43%	61%	44%	59%
Sour crude oil	2%	—%	2%	—%
Heavy sour crude oil	34%	5%	33%	5%
Black wax crude oil	11%	28%	11%	29%
Other feedstocks and blends	10%	6%	10%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	54%	61%	55%	61%
Diesel fuels	33%	31%	32%	30%
Jet fuels	—%	1%	—%	1%
Fuel oil	1%	3%	2%	3%
Asphalt	6%	2%	5%	3%
LPG and other	6%	2%	6%	2%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	411,790	223,020	409,720	212,240
Refinery throughput (BPD) (2)	444,200	234,780	443,060	224,210
Refinery production (BPD) (3)	435,100	232,050	433,810	219,750
Sales of produced refined products (BPD)	421,470	234,650	422,220	220,660
Sales of refined products (BPD) (4)	431,870	240,020	434,350	227,000
Refinery utilization (5)	93.0%	87.1%	92.5%	82.9%

Average per produced barrel (6)
Net sales	$120.21	$127.87	$119.87	$120.85
Cost of products (7)	92.78	106.45	97.44	102.16
Refinery gross margin	27.43	21.42	22.43	18.69
Refinery operating expenses (8)	5.00	5.48	5.26	5.80
Net operating margin	$22.43	$15.94	$17.17	$12.89

Refinery operating expenses per throughput barrel (9)	$4.75	$5.47	$5.01	$5.71

Feedstocks:
Sweet crude oil	51%	54%	51%	55%
Sour crude oil	22%	29%	22%	28%
Heavy sour crude oil	18%	9%	17%	8%
Black wax crude oil	2%	3%	2%	4%
Other feedstocks and blends	7%	5%	8%	5%
Total	100%	100%	100%	100%

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Consolidated
Sales of produced refined products:
Gasolines	48%	46%	49%	46%
Diesel fuels	32%	31%	32%	32%
Jet fuels	6%	4%	6%	4%
Fuel oil	2%	3%	2%	3%
Asphalt	3%	5%	2%	4%
Lubricants	3%	5%	3%	5%
Gas oil / intermediates	—%	3%	—%	3%
LPG and other	6%	3%	6%	3%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). As a result of our merger effective July 1, 2011 our consolidated crude capacity increased from 256,000 BPSD to 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation costs billed from HEP are included in cost of products.

(8)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(9)	Represents refinery operating expenses, exclusive of depreciation and amortization divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(In thousands)

Net income attributable to HollyFrontier stockholders	$493,499	$192,235	$735,195	$276,929
Add income tax provision	285,718	111,961	426,124	160,972
Add interest expense	26,942	15,193	60,257	31,397
Subtract interest income	(681)	(657)	(1,141)	(742)
Add depreciation and amortization	56,948	31,832	113,050	63,140
EBITDA	$862,426	$350,564	$1,333,485	$531,696

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliations of refined product sales from produced products sold to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per barrel amounts)

Consolidated
Average sales price per produced barrel sold	$120.21	$127.87	$119.87	$120.85
Times sales of produced refined products (BPD)	421,470	234,650	422,220	220,660
Times number of days in period	91	91	182	181
Refined product sales from produced products sold	$4,610,507	$2,730,427	$9,211,295	$4,826,684

Total refined product sales	$4,610,507	$2,730,427	$9,211,295	$4,826,684
Add refined product sales from purchased products and rounding (1)	120,676	63,170	276,066	138,718
Total refined product sales	4,731,183	2,793,597	9,487,361	4,965,402
Add direct sales of excess crude oil (2)	32,558	138,492	190,840	273,901
Add other refining segment revenue (3)	31,728	21,137	36,999	29,015
Total refining segment revenue	4,795,469	2,953,226	9,715,200	5,268,318
Add HEP segment sales and other revenues	63,692	50,940	127,207	95,945
Add corporate and other revenues	4,411	153	8,635	801
Subtract consolidations and eliminations	(56,891)	(37,186)	(112,623)	(71,346)
Sales and other revenues	$4,806,681	$2,967,133	$9,738,419	$5,293,718

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$92.78	$106.45	$97.44	$102.16
Times sales of produced refined products (BPD)	421,470	234,650	422,220	220,660
Times number of days in period	91	91	182	181
Cost of products for produced products sold	$3,558,463	$2,273,043	$7,487,683	$4,080,215

Total cost of products for produced products sold	$3,558,463	$2,273,043	$7,487,683	$4,080,215
Add refined product costs from purchased products sold and rounding (1)	121,872	64,206	278,196	139,746
Total cost of refined products sold	3,680,335	2,337,249	7,765,879	4,219,961
Add crude oil cost of direct sales of excess crude oil (2)	29,733	135,981	185,543	268,861
Add other refining segment cost of products sold (4)	27,649	10,205	28,087	12,539
Total refining segment cost of products sold	3,737,717	2,483,435	7,979,509	4,501,361
Subtract consolidations and eliminations	(55,953)	(36,340)	(110,828)	(69,649)
Costs of products sold (exclusive of depreciation and amortization)	$3,681,764	$2,447,095	$7,868,681	$4,431,712

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$5.00	$5.48	$5.26	$5.80
Times sales of produced refined products (BPD)	421,470	234,650	422,220	220,660
Times number of days in period	91	91	182	181
Refinery operating expenses for produced products sold	$191,769	$117,015	$404,200	$231,649

Total refinery operating expenses for produced products sold	$191,769	$117,015	$404,200	$231,649
Add other refining segment operating expenses and rounding (5)	9,382	8,266	18,232	15,711
Total refining segment operating expenses	201,151	125,281	422,432	247,360
Add HEP segment operating expenses	17,923	14,366	34,911	27,162
Add corporate and other costs	3,786	(168)	7,352	(174)
Subtract consolidations and eliminations	(134)	(134)	(342)	(260)
Operating expenses (exclusive of depreciation and amortization)	$222,726	$139,345	$464,353	$274,088

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$22.43	$15.94	$17.17	$12.89
Add average refinery operating expenses per produced barrel	5.00	5.48	5.26	5.80
Refinery gross margin per barrel	27.43	21.42	22.43	18.69
Add average cost of products per produced barrel sold	92.78	106.45	97.44	102.16
Average sales price per produced barrel sold	$120.21	$127.87	$119.87	$120.85
Times sales of produced refined products (BPD)	421,470	234,650	422,220	220,660
Times number of days in period	91	91	182	181
Refined product sales from produced products sold	$4,610,507	$2,730,427	$9,211,295	$4,826,684

Total refined product sales from produced products sold	$4,610,507	$2,730,427	$9,211,295	$4,826,684
Add refined product sales from purchased products and rounding (1)	120,676	63,170	276,066	138,718
Total refined product sales	4,731,183	2,793,597	9,487,361	4,965,402
Add direct sales of excess crude oil (2)	32,558	138,492	190,840	273,901
Add other refining segment revenue (3)	31,728	21,137	36,999	29,015
Total refining segment revenue	4,795,469	2,953,226	9,715,200	5,268,318
Add HEP segment sales and other revenues	63,692	50,940	127,207	95,945
Add corporate and other revenues	4,411	153	8,635	801
Subtract consolidations and eliminations	(56,891)	(37,186)	(112,623)	(71,346)
Sales and other revenues	$4,806,681	$2,967,133	$9,738,419	$5,293,718

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt and miscellaneous revenue.

(4)	Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
M. Neale Hickerson, Vice President,
Investor Relations
HollyFrontier Corporation
214/871-3555